EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of First Capital Bancorp, Inc. on Form S-8 of our report, dated March 16, 2005, appearing in the Annual Report on Form 10-KSB of First Capital Bancorp, Inc. for the year ended December 31, 2004.

/s/ Mauldin & Jenkins, LLC

Atlanta, Georgia
August 5, 2005